UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2010

USD ENERGY CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

(former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Report contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing.  All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date.  We assume no obligation to update any forward-looking statements.  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology.  Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements.  Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Report.

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Completion of the Santa Teresa Acquisition

On December 31, 2010, USD Energy Corp. (the “Company,” “we” or “us”) completed the exchange of 25,500,000 shares of its Common Stock, par value $.001 per share (“Common Stock”), valued at $.05 per share, for all of the issued and outstanding capital shares of Santa Teresa Minerals, S.A., a corporation organized under the laws of Chile (“Santa Teresa Minerals”), pursuant to that certain Exchange Agreement (the “Exchange Agreement”), dated December 7, 2010, among the Company, Santa Teresa Minerals, and its shareholders, Juan Carlos Camus Villegas, Don Felipe Igancio Jimenez Gonzalez, Carolina Constanza Camus Gonzalez, Angelica Soledad Camus Gonzalez and Angelica Elisa Gonzalez Gonzalez (collectively, the “Santa Teresa Shareholders”).  The value of our shares of Common Stock was determined by an internal valuation. The Exchange Agreement was described in greater detail in our Current Report on Form 8-K filed December 13, 2010.

Before the Exchange Agreement, we had no previous relationship with Santa Teresa Minerals or any of the Santa Teresa Shareholders, except that Thomas Ronk, who immediately prior to the transaction that took place on December 31, 2010, beneficially owned 27% of our Common Stock, is the brother-in-law of Juan Carlos Camus Villegas.

Background

The Company was incorporated in Nevada on June 27, 2008.  The Company’s fiscal year end is December 31.   Prior to the consummation of the transactions contemplated by the Exchange Agreement, the Company had nominal cash and other assets and nominal operations, which made it a “shell” corporation as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  The Company has never been in bankruptcy or receivership.  With the acquisition of Santa Teresa Minerals, we ceased to be a “shell” corporation.

Business

Our historical plan of operations was to engage in the business of natural gas and oil production, with an emphasis on providing enhanced methods for redeveloping low risk developmental oil and gas wells.  With the consummation of the Santa Teresa Acquisition, we have modified our plan of operations to engage in the current business of Santa Teresa Minerals.

The following information reflects our business and securities upon the closing of the transactions contemplated by the Exchange Agreement (the “Santa Teresa Acquisition”), and is provided pursuant to this Item 2.01, because we were a shell company, as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, immediately prior to the closing.

Santa Teresa Minerals

History.  Santa Teresa Minerals was formed on July 27, 2008 as a limited liability company organized under the laws of Chile.

On November 17, 2008, Santa Teresa Minerals and Mario Oscar Comas San Martin, Alfredo Rovaldo Manfredi Aguirre, and Carlos Manuel Ugarte Lamarid formed the mining legal society, “Compania Minera Casuto,” to which the mining properties, Tauro Uno 1-20, Tauro Dos 1-20, Tauro Tres, 1-20  and Tauro Quatro, 1-20 of the “Casuto Project,” a gold exploration project, were contributed by the founders.  Santa Teresa Minerals owns 55.125% of Compania Minera Casuto.

On August 5, 2009, Santa Teresa Minerals formed the mining society, “Legal Minera Tauro Cinco”  to which was contributed the gold exploration properties, Tauro Cinco 1-20, and Taura Seis, 1-20 of the Casuto Project.  Santa Teresa Minerals owns a 55.125% equity share in Legal Minera Tauro Cinco.

On August 5, 2009, Santa Teresa Minerals formed the mining legal society, “Compania Minera Los Azules,” to which was contributed the mining properties, “Los Azules Dos 1-20”. “Los Azules Uno 1-20” and “Los Azules Tres 1-20” of the Casuto Project.  Santa Teresa Minerals has a 70% equity share in Compania Minera Los Azules.

On March 1, 2010, Santa Teresa Minerals established mining exploration claims Chipi 1-16 of the Casuto Project by successfully completing mining exploration petitions in the Los Vilos, Chile Discovery of Mine Registry.

On August 12, 2010, the Contract Mining Company, “Free Gold” was formed as a joint venture between Santa Teresa Minerals and Mario Oscar Comas San Martin.  Santa Teresa Minerals contributed cash and mining properties identified in the Mine Registry of Quilpue, Chile as :Los Esteros 1-1-20,” Los Esteros Dos-1-20,” Los Esteros 2-1-20,” “Los Esteros 4-1-20, “Los Esteros 5-1-20,” and Mario Oscar Comas San Martin contributed cash and mining properties identified in the Mining Registry of Quilpue, Chile as “Tauro 1-1-20,” “Tauro 2-1-13,” and Tauro 3-1-20.”  Santa Teresa Minerals owns a 50% equity interest in Free Gold.

On September 15, 2010, Santa Teresa Minerals and Minera Anica Ltda. formed the Chilean corporation, “Sulfatos Chile, S.A.”  Minera Anica contributed the Anico Copper Mine and intellectual property for the production of copper sulfate and its derivatives.  Santa Teresa Minerals contributed cash and agreed to provide the further financing necessary to put a copper sulfate production facility into production.  Santa Teresa Minerals owns a 60% equity interest in Sulfatos Chile.

On October 21, 2010, Santa Teresa Minerals and LAC Ingeneria y Construcciones, Ltda. formed the Chilean corporation, “Fast Cooper, S.A.”  Santa Teresa Minerals contributed cash and agreed to provide financing for Fast Cooper, and LAC Ingeneria y Construcciones, Ltda. contributed the intellectual property for its proprietary electro-mining process.  Santa Teresa Minerals owns a 60% equity interest in Fast Cooper.

Current Operations.  Santa Teresa Minerals engages in the acquisition, exploration, development, and operation of precious metal properties in South America.  Its gold and copper mining operations are based in Quilpue, Illapel and Los Vilos, Chile. As described above, Santa Teresa Minerals currently owns mining rights in a producing gold mine, “Free Gold,”  and in an exploration project, the “Casuto Project,” consisting of  Los Azules 1-3, Tauro 1-6, and Los Chipi  1-16 (collectively, the “Santa Teresa Minerals Projects”). Mineral exploration in these projects include gold, copper and copper sulfate. Santa Teresa Minerals also owns 60% of Sulfatos Chile S.A. , a copper sulfate production project, which includes the Anico Copper Mine.  After the closing of the acquisition of Santa Teresa Minerals, USD Energy will begin funding the construction of a copper sulfate production facility in Chile that extracts both copper and copper sulfate from raw material either purchased in bulk or extracted from the mines.

Our current plan of operations is to perform further exploration, drilling and mapping on our various properties, as follows:

On our existing property in production, the company plans to expand the alluvial gold operations at an estimated cost of $1.97 million within the next eight months, by increasing the existing equipment inventory and expanding the company’s alluvial processing plant.

On our interests in the Casuto Wash project, we intend to conduct further geological assessment studies of the area in order to identify the old river channels and then to plan a campaign of boring and sampling in areas of greater interest, at a cost of approximately $1.0 million within the next 12 months.

With Sulfatos Chile, we intend to construct a copper sulfate production facility that extracts copper sulfate from raw material extracted from the Anico Copper Mine or purchased in bulk at an estimated cost of $6.2 million.  The planning and permits for the facility were commenced on December 15, 2010 and we anticipate that construction will begin by January 31, 2011.

We also plan to install a copper refining operation using our proprietary electro-mining process, at a cost of approximately $2 million by June 30, 2011.  The project will begin with 5,000 metric tons of raw material processing per month and does not require an environmental impact study.

During the next twelve months, the Company plans to satisfy its cash requirements by additional equity financing and contributions from its principal shareholders. The Company’s principal shareholders have invested $1.1 million, $1 million of which has been earmarked to expand our current mining operations and extraction technologies, and have orally committed to invest up to an additional $6 million to expand the gold and copper sulfate mining operations.  The Company intends to undertake private placements of its Common Stock in order to raise future development and operating capital. The Company depends upon capital to be derived from contributions from its principals and future financing activities such as subsequent offerings of its stock. There can be no assurance that the Company will be successful in raising the capital it requires through the sale of its Common Stock.

The Company contemplates additional product research and development to build its electro-mining facility, as well as additional exploration and development costs on its properties. The Company anticipates an increase in labor force to explore and develop its properties which will be sought from outside contract labor.

Distribution

Free Gold is warehousing the gold it produces at the present time, due to the current trend of gold price increases.  The gold will be sold at a time to be determined by management.

Employees

We currently have two management level employees who work for the Company on a part-time basis, not including persons employed through Santa Teresa Minerals.

  Santa Teresa Minerals employs three full-time mining employees, five full-time administrative personnel and three full-time laboratory personnel.  Free Gold has 12 full-time mining employees.  Sulfatos Chile employs five full-time personnel.  Fast Cooper, S.A. employs three full-time personnel.

The Company may require additional employees in the future as it expands its operations. There is intense competition for capable, experienced personnel and there is no assurance the Company will be able to obtain new qualified employees when required.

Patents

Santa Teresa Minerals owns a 60% equity interest in Fast Cooper which holds the rights to mining technology that extracts gold, silver and copper from raw mining materials using a proprietary and patented electrolysis method of electromining.  Patents are either issued or pending in the following countries:  Chile, USA, China, South Africa, Canada, Australia, Brazil, and Peru.  The Company owns no other patents or trademarks.

Competition

The exploration for, and the acquisition of gold and other precious metal properties, are subject to intense competition. We compete with major mining companies and other natural mineral resource companies in the acquisition, exploration, financing and development of new prospects. Factors that allow producers to remain competitive in the market over the long term include the quality and size of their ore bodies, costs of operation, and the acquisition and retention of qualified employees.  Many of the companies we compete with are larger and better capitalized than we are.  There is significant competition for the limited number of gold and precious metal acquisition and exploration opportunities. Due to our limited capital and personnel, we are at a competitive disadvantage compared to many other companies with regard to exploration and, if warranted, development of mining properties.  Our present limited funding means that our ability to compete for properties to be explored and developed is limited.  Furthermore, the availability of funds for exploration is sometimes limited, and we may find it difficult to compete with larger and more well-known companies for capital.  Our inability to develop our mining properties due to lack of funding, even if warranted, could have a material adverse effect on our operation and financial position.  We also compete with other mining companies for skilled mining engineers, mine and processing plant operators and mechanics, geologists, geophysicists and other technical personnel.  This could result in higher turnover and greater labor costs.  We believe that competition for acquiring mineral prospects will continue to be intense in the future.

Government Regulations and Permits

Our mineral exploration activities are, or will be, subject to extensive foreign laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mineral exploration is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations may impose substantial costs on us and will subject us to significant potential liabilities. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our business operations.

Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Permits for exploration and development are administered by the Chilean National Geological and Mining Service (SERNAGEOMIN). Environmental compliance is assured via the offices of the National Environmental Committee (CONAMA). Claim titles are recorded at the local Mining Conservator in Copiapo (Conservador de Minas).

We have obtained or have pending applications for those licenses, permits or other authorizations currently required in conducting our exploration and other programs. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder.  There are no current orders or directions relating to us with respect to the foregoing laws and regulations. For a more detailed discussion of the various government laws and regulations applicable to our operations and potential negative effects of these laws and regulations please see the section heading “Risk Factors” below.

Environmental Regulation

In connection with mining, production and exploration activities, we are subject to extensive federal, state and local laws and regulations governing the protection of the environment, including laws and regulations relating to protection of air and water quality, hazardous waste management and mine reclamation as well as the protection of endangered or threatened species.   Potential areas of environmental consideration for mining companies, including ours include, but are not limited to, acid rock drainage, cyanide containment and handling, contamination of water courses, dust and noise.  Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. These laws are continually changing and, in general, are becoming more restrictive. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons.

Chile's environmental law (Law No 19.300), which regulates all environmental activities in the country, was first published on March 9th, 1994. An exploration project or field activity cannot be initiated until its potential impact to the environment is carefully evaluated. This is documented in Article 8 of the environmental law and is referred to as the Sistema de Evaluación de Impacto Ambiental (SEIA).

The SEIA is administered and coordinated on both regional and national levels by the Comisión Regional del Medio Ambiente (COREMA) and the Comisión Nacional del Medio Ambiente (CONAMA), respectively. The initial application is generally made to COREMA, in the corresponding region where the property is located, however in cases where the property might affect various regions the application is made directly to the CONAMA. Various other Chilean government organizations are also involved with the review process, however most documentation is ultimately forwarded to CONAMA, which is the final authority on the environment and is the organization that issues the final environmental permits.

Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our operations are conducted in material compliance with applicable laws and regulations.

Risk Factors

We are subject to various risks that may materially harm our business, financial condition and results of operations.  You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our Common Stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.  In that case, the trading price of our Common Stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

We are a young company with no operating history, which makes it difficult to evaluate an investment in our Company.

Until we completed the transaction with Santa Teresa Minerals, we had no operations. The future of our Company currently is dependent upon our ability to successfully develop our properties, the productivity of such properties, and our ability to otherwise implement our business plan for developing the Santa Teresa Minerals business.  While we believe that our business plan, if implemented as conceived, will make us successful in the long term, we have limited operating history against which we can test our plans and assumptions, and therefore cannot evaluate the likelihood of success.  At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to develop our properties, the productivity of such properties, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

We expect to incur net losses in future quarters and we cannot assure you that we will ever achieve profitability.

We have operated at a loss since our inception.  If we do not achieve profitability, our business may not grow or operate. We are likely to continue to incur losses unless and until we are able to generate significantly more revenues from Santa Teresa Minerals.  We will need to generate revenues from the production from our property interests and maintain profitability.  We may not achieve sufficient revenues or profitability in any future period.  If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis. If we do not become profitable or are unable to maintain future profitability, the market value of our Common Stock may be adversely affected.

We require additional funds to operate in accordance with our business plan, which we may not be able to obtain on terms acceptable to us, if at all.  If we cannot obtain additional funds, our ability to operate may be adversely affected.

We may not be able to obtain additional funds that we require. As discussed in greater detail under the Management’s Discussion and Analysis section below, we do not presently have adequate cash from operations or financing activities to meet our current plan of operations.  Many of our plans have estimated costs far in excess of our current resources.  Furthermore, if unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development and production programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our shareholders. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our assets.

There is substantial doubt about our ability to continue as a going concern, which means that we may not be able to continue operations unless we obtain additional funding.

The report of our independent accountants on our December 31, 2009 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are highly dependent on Juan Carlos Camus Villegas, the CEO of Santa Teresa Minerals. Loss of Mr. Villegas could negatively impact our business and the value of our Common Stock.

For the continued operation of the Santa Teresa Minerals business, we are largely dependent on Mr. Villegas for his familiarity with the acquisition, exploration, development, and operation of mining properties in Chile.  Our ability to successfully develop and operate our mining properties may be at risk from an unanticipated accident, injury, illness, incapacitation, or death of Mr. Villegas.  Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered.  We have not purchased key man insurance on any of our officers, which insurance would provide us with insurance proceeds in the event of their death.  Without key man insurance, we may not have the financial resources to develop or maintain our business until we could replace such individuals or to replace any business lost by the death of such individuals.

Our success may also depend on our ability to attract and retain other qualified management and mining personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

Precious metal exploration and production involves a high degree of risk, and as a result, we may never become commercially viable.

The exploration and production of precious metals involves a high degree of risk.  Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production.  The Santa Teresa Minerals Projects may not contain commercial quantities of precious metals.  Furthermore, some of the Santa Teresa Minerals Projects have not yet been established as proved or probable mineral reserves as defined by the SEC.  The SEC has defined a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.  In order to demonstrate the existence of proven or probable reserves with respect to these Santa Teresa Minerals Projects, it would be necessary for us to perform additional exploration to demonstrate the existence of sufficient mineralized material with satisfactory continuity and then obtain a positive feasibility study.  Establishing reserves also requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically and legally extracted and produced.  We have not completed a feasibility study with regard to all or a portion of any of our properties to date.  The absence of proven or probable reserves makes it more likely that our properties may never be profitable and that the money we have spent on exploration and development may never be recovered.

Our current exploration efforts are, and any future development or mining operations we may elect to conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as, but not limited to:

•	economically insufficient mineralized material;

•	fluctuations in production costs that may make mining uneconomical;

•	labor disputes;

•	unanticipated variations in grade and other geologic problems;

•	environmental hazards;

•	water conditions;

•	difficult surface or underground conditions;

•	industrial accidents;

•	metallurgical and other processing problems;

•	mechanical and equipment performance problems;

•	failure of pit walls or dams;

•	unusual or unexpected rock formations;

•	personal injury, fire, flooding, cave-ins and landslides; and

•	decrease in reserves due to a lower prices for the precious metals being mined.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a writedown of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

Estimates of mineralized material are based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated, which may have an adverse effect on our ability to achieve profitability.

Unless otherwise indicated, estimates of mineralized material presented in our press releases and regulatory filings are based upon estimates made by us and our consultants.  When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineralized material on our properties.  Until mineralized material is actually mined and processed, it must be considered an estimate only.  These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable.   We cannot assure you that:

•	these estimates will be accurate;

•	resource or other mineralization estimates will be accurate; or

•	this mineralization can be mined or processed profitably.

Any material changes in estimates of mineralized material will affect the economic viability of placing a property into production and such property’s return on capital.  There can be no assurance that minerals recovered in small scale metallurgical tests will be recovered at production scale.  These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable.

The mineralized material estimates have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove inaccurate.  Extended declines in market prices for gold and other precious metals may render portions of our mineralized material uneconomic and adversely affect the commercial viability of one or more of our properties and could have a material adverse effect on our results of operations or financial condition.

Our existing production is limited and our ability to become and remain profitable over the long term will depend on our ability to identify, explore and develop additional properties, which we may not be able to do.

Precious metal mines properties are wasting assets.  They eventually become depleted or uneconomical to continue mining.   Accordingly, our ability to become and remain profitable over the long term depends on our ability to finalize exploration and development of the Santa Teresa Minerals Projects and produce mineralization from such projects and/or identify and successfully develop one or more additional properties.  The acquisition of mining properties and their exploration and development are subject to intense competition.  Companies with greater financial resources, larger staff, more experience and more equipment for exploration and development may be in a better position than us to compete for such mineral properties.  If we are unable to find, develop, and economically mine our existing or new properties, we most likely will not be profitable on a long term basis and the price of our Common Stock may suffer.

The volatility of the price of precious metals could adversely affect our future operations and, if warranted, our ability to develop our properties.

The potential for profitability of our operations, the value of our properties and our ability to raise funding to conduct continued exploration and development, if warranted, are directly related to the market price of gold, copper and copper sulfate.  The price of gold, copper and copper sulfate found on our properties may also have a significant influence on the market price of our Common Stock and the value of our properties.  Our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before the first revenue from production would be received.  A decrease in the price of gold or any other precious metal we estimate to find in a mine may prevent our property from being economically mined or result in the write-off of assets whose value is impaired as a result of lower prices.

The price of gold, copper and copper sulfate is affected by numerous factors beyond our control, including inflation, fluctuation of the United States dollar and foreign currencies, global and regional demand, the sale of gold by central banks, and the political and economic conditions of major producing countries throughout the world.  For example, according to the World Gold Council (http://www.gold.org/investments/statistics/prices/), the average annual market price of gold since 2005 has fluctuated between approximately $400 per ounce and $1,400 per ounce, based on the daily London P.M. fix.   As of January 4, 2011, the price of gold had risen to $1,405.50 per ounce, based on the daily London PM fix (http://66.38.218.33/gold.londonfix.html).  The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate.  In the event prices for gold, copper or copper sulfate decline or remain low for prolonged periods of time, we might be unable to develop our properties, which may adversely affect our results of operations, financial performance and cash flows.

We currently do not enter into forward sales, commodity, derivatives or hedging arrangements and as a result we are exposed to the impact of any significant decrease in prices which could have a material adverse effect on our ability to generate revenue.

We will sell the gold and other precious metals we are producing at the prevailing market price. Currently, we do not enter into forward sales, commodity, derivative or hedging arrangements to establish a price in advance for the sale of future gold production, although we may do so in the future.  As a result, we may realize the benefit of any short-term increase in the price, but we are not protected against decreases in the price, and if the price decreases significantly, our revenues may be materially adversely affected.

Our operations are subject to permitting requirements which could require us to delay, suspend or terminate our operations.

Our current and future operations, including development activities and commencement of production, if warranted, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in property exploration and the development or operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. We cannot predict if all permits which we may require for continued exploration, development or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Depending upon the significance of the particular project when compared with our total holdings, any liability could have a material adverse effect upon our business operations.

Competition in the mining industry is intense, and we have limited financial and personnel resources with which to compete.

Competition in the mining industry for desirable properties, investment capital and personnel is intense.  Numerous companies headquartered in the United States, Canada and elsewhere throughout the world compete for properties on a global basis.  We are an insignificant participant in the mining industry due to our limited financial and personnel resources.  We presently operate with a limited number of personnel and we anticipate that we will compete with other companies in our industry to hire additional qualified personnel which will be required to successfully operate our mine and mill site.  We may be unable to attract the necessary investment capital or personnel to fully explore and if warranted, develop our properties and be unable to acquire other desirable properties.

The Company may enter into joint venture and option agreements with other parties, which could decrease our ownership interest and control over such properties.

We may, in the future, enter into option or joint venture agreements and we may have our interest in the properties subject to such agreements reduced or terminated as a result. Furthermore, if other parties to such agreements do not meet their share of such costs, we may be unable to finance the cost required to complete recommended programs. In many joint ventures or option arrangements, we would give up control over decisions to commence work and the timing of such work, if any.

Since most of our expenses are paid in Chilean pesos, we are subject to adverse changes in currency values that may adversely affect our results of operation.

Our operations in the future could be affected by changes in the value of the Chilean peso against the United States dollar.  The appreciation of non-US dollar currencies such as the peso against the United States dollar increases expenses and the cost of purchasing capital assets in United States dollar terms in Chile, which can adversely impact our operating results and cash flows.  Conversely, depreciation of non-US dollar currencies usually decreases operating costs and capital asset purchases in United States dollar terms.  The value of cash and cash equivalents denominated in foreign currencies also fluctuates with changes in currency exchange rates.

Title to our properties may be subject to other claims, which could affect our property rights and claims.

There are risks that title to our properties may be challenged or impugned. Most of our properties are located in Chile and may be subject to prior unrecorded agreements or transfers and title may be affected by undetected defects. There may be valid challenges to the title of our properties which, if successful, could impair development and/or operations. This is particularly the case in respect of those portions of the our properties in which we hold our interest solely through a lease with the claim holders, as such interest is substantially based on contract and has been subject to a number of assignments (as opposed to a direct interest in the property).

In the event of a dispute regarding title to our property or any facet of our operations, it may be necessary for us to resolve the dispute in Chile, where we would be faced with unfamiliar laws and procedures.

The resolution of disputes in foreign countries can be costly and time consuming, similar to the situation in the United States.  However, in a foreign country, we face the additional burden of understanding unfamiliar laws and procedures.  We may not be entitled to a jury trial, as we might be in the United States.  Further, to litigate in any foreign country, we would be faced with the necessity of hiring lawyers and other professionals who are familiar with the foreign laws.  For these reasons, we may incur unforeseen losses if we are forced to resolve a dispute in Chile or any other foreign country.

Increased costs could affect our financial condition.

We anticipate that costs at our projects that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel, rubber and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of production.

We do not insure against all risks to which we may be subject in our planned operations.

We do not maintain insurance to cover all of the potential risks associated with our operations. We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all. Insurance coverage may not continue to be available, or may not be adequate to cover all liabilities. We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production which may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our property. A significant loss could force us to reduce or terminate our operations.

If capital is not available to us to expand our business operations, we will not be able to pursue our business plan.

We will require substantial additional capital to develop our current properties, acquire additional properties and to participate in the development of those properties. Cash flows from operations, to the extent available, will be used to fund these expenditures.  We intend to seek additional capital from loans from shareholders and from private equity offerings.  Our ability to access capital will depend on our success in participating in properties that are successful in exploring for and producing precious metals at profitable prices.  It will also be dependent upon the status of the capital markets at the time such capital is sought.  Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

Recent market events and general economic conditions may adversely affect our ability to achieve successful operations.

The recent unprecedented events in global financial markets have had a profound impact on the global economy.  Many industries, including the mining industry, are impacted by these market conditions. Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions could cause the broader credit markets to further deteriorate and stock markets to decline substantially.  In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.

These unprecedented disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies.  These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining, capital and financing for our operations.  A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect our growth and profitability. Specifically:

•	the global credit/liquidity crisis could impact the cost and availability of financing and our overall liquidity;

•	the volatility of prices for precious metals may impact our revenues, profits and cash flow;

•	volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs; and

•	the devaluation and volatility of global stock markets impacts the valuation of our equity securities.

These factors could have a material adverse effect on our financial condition and results of operations.

Business acquisitions, dispositions, joint ventures, or private equity transactions entail risks and may disrupt our business, dilute shareholder value or distract management attention.

We expect to continue to review opportunities to acquire other businesses, like Santa Teresa Minerals, or other assets and properties, that would complement our current business plan or otherwise offer growth opportunities. Acquisitions are inherently risky, and no assurance can be given that our previous or future acquisitions will be successful or that they will not materially and adversely affect our business, operating results, or financial condition. If we make any further acquisitions, we may issue stock that would dilute our existing shareholders’ percentage of ownership, and we may incur substantial debt, and/or assume contingent or unknown liabilities.

Our business may be adversely affected by risks associated with foreign operations.

Our mining properties are currently located in Chile, and in the future we may acquire other mining operations based outside of the United States.  Political uncertainties, economic changes, civil unrest, exchange rate fluctuations, adverse changes in legal requirements, including tax, tariff and trade regulations and other difficulties in working with companies managed outside the United States could seriously harm the development of our business and ability to operate.  Further, as we do more business in an increasing number of countries, our business becomes more exposed to the impact of the political and economic uncertainties, including government oversight, of foreign jurisdictions.

Our officers and director may be subject to conflicts of interest.

Our officers and director serve only part time and may subject to conflicts of interest based on their other business endeavors. Each of our executive officers and directors devotes part of their working time to other business endeavors, including consulting relationships with other corporate entities, and has responsibilities to these other entities. Because of these relationships, our officers and director may be subject to conflicts of interest, including deciding how much time to devote to our affairs, as well as what business opportunities should be presented to us.

Risks related to our Common Stock

Our Common Stock is illiquid and the price of our Common Stock may be negatively impacted by factors which are unrelated to our operations.  We cannot assure you that an active public trading market for our Common Stock will develop or be sustained.

Our Common Stock currently trades on a limited basis on the Over the Counter Bulletin Board.  Trading of our stock through the Over the Counter Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

A small number of shareholders own a substantial amount of our Common Stock, which gives them significant control.

The small number of shareholders that own a majority of our Common Stock are able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of Common Stock or other securities, and the election or removal of Directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline. Notwithstanding any duties that such shareholders may have to our other shareholders in general, these persons may have interests different than yours.

Future sales of our Common Stock could put downward selling pressure on our shares, and adversely affect the stock price.

Future sales of our Common Stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our Common Stock.  If we grant registration rights in connection with the private placement of our securities, and if these shares are registered for resale to the public, a substantial amount of our Common Stock could be sold on the public market and could result in downward selling pressure.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our Common Stock.

Obtaining additional capital through the sale of Common Stock will result in dilution of shareholder interests.

We may raise additional funds in the future by issuing additional shares of Common Stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into Common Stock. Any such sale of Common Stock or other securities will lead to further dilution of the equity ownership of existing holders of our Common Stock.  Additionally, these options, warrants and conversion rights may hinder future equity offerings, and the exercise of those options, warrants and conversion rights may have an adverse effect on the value of our stock.  If any such options, warrants or conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities.  Further, if any such options, warrants or conversion rights are exercised at a price below the price at which any particular shareholder purchased shares, then that particular shareholder will experience dilution in his or her investment.

We expect to be subject to Securities and Exchange Commission (“SEC”) regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies. Our failure to comply with these laws may have a material adverse effect on our business and stock price.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Trading of our stock may be restricted by the SEC’s penny stock regulations, which may limit a shareholder’s ability to buy and sell our stock.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Report.  This discussion and analysis may contain forward-looking statements based on assumptions about our future business.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

For a discussion of our financial statements prior to the Santa Teresa Acquisition, see our financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.  Until the Santa Teresa Acquisition, we have conducted only nominal business operations.

Overview.  Founded on July 27, 2008 in Santiago, Chile, Santa Teresa Minerals, S.A. is a production stage mining company that engages in the acquisition, exploration, development, and operation of precious metal properties in South America.  Its gold and copper mining operations are based in Quilpue, Illapel and Los Vilos, Chile.  Santa Teresa Minerals currently owns mining rights in a producing gold mine, “Free Gold,”  and in an exploration project, the “Casuto Project,” consisting of  Los Azules 1-3, Tauro 1-6, and Los Chipi  1-16 (collectively, the “Santa Teresa Minerals Projects”).  Mineral exploration in these five projects include gold, copper and copper sulfate.  Santa Teresa Minerals also has a producing mine, Free Gold, in Quilpue, currently producing gold from alluvial deposits.  Santa Teresa also owns 60% of Sulfatos Chile S.A., a copper sulfate production project.   Its gold and copper mining operations are based in Quilpue, Chile, and its offices are in Santiago, Chile, approximately 60 kilometers from the mining operations.

Santa Teresa Minerals also owns 60% of Sulfatos Chile S.A., a copper sulfate production project.  Ownership in Sulfatos Chile includes the Anico Copper Mine.  After the closing of the acquisition of Santa Teresa Minerals, USD Energy will begin funding the construction of a copper sulfate production facility in Chile that extracts both copper and copper sulfate from raw material either purchased in bulk or extracted from the mines.

Additionally, Santa Teresa Minerals has acquired 60% of the rights to a revolutionary mining technology that extracts gold, silver and copper from raw mining materials using a proprietary and patent-pending electrolysis method.

Santa Teresa Minerals has incurred significant expenses since inception, mostly as the result of capital expenditures for equipment and infrastructure, exploration costs, development of technology, salaries for mining personnel, legal, accounting and office expenses.  Going forward, Santa Teresa Minerals expects to incur average monthly expenses of $600,000 as it builds out the copper sulfate production facility, in connection with Sulfatos Chile, and increases production at its Free Gold project.  Santa Teresa Minerals also expects to incur further exploration costs and costs to develop technology as set forth in its plan of operations.

Since inception, Santa Teresa Minerals has been economically dependent on its majority shareholder to make capital contributions or loans as needed to fund its operations, its initial operational activities, such as Free Gold, have not yet generated any revenue.  Santa Teresa Minerals is currently focusing on increasing production at its Free Gold property and building its copper sulfate production facility in connection with Sulfatos Chile.

Results of Operations

The following tables set forth Santa Teresa Mineral’s results of operations for the periods presented.  The period-to-period comparison of financial results is not necessarily indicative of future results.

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009	Year Ended December 31, 2009	Inception July 27, 2008 to December 31, 2008
Revenue	$0	$0	$0	$0
Operating Expense	307,653	68,351	70,474	84,654
Total Expenses	307,653	68,351	70,474	84,654
Loss from Operations	$(307,653)	$(68,351)	$(70,474)	$(84,654)

Revenues

There have been no revenues generated to date.

We expect revenues for 2011 to increase significantly from our Free Gold operations and our copper production operations.

Operating Expenses

For the year ended December 31, 2009 operating expenses were $70,474, compared to $84,654 for the year ended December 31, 2008, a decrease of $14,180.  For the nine months ended September 30, 2010, “Q3 2010”, operating expenses were $307,653, compared to $68,351 for the nine months ended September 30, 2009, “Q3 2009”, an increase of $239,302.  Operating expenses were primarily associated with the development of technology, salaries for personnel, legal, accounting and office expenses.

We expect operating expenses for the balance of the year ending December 31, 2010 to trend upward as we prepare to build out the copper sulfate production facility with Sulfatos Chile and increase production at the Free Gold project.

Net Income (Loss)

For the year ended December 31, 2009, net loss was $70,474 compared to a net loss of $84,654 the year ended December 31, 2008. For Q3 2010, net loss was $307,653 compared to a net loss of $68,351 for Q3 2009.  The increase in net losses was due to the increase in selling, general and administrative expenses discussed above.

Financial Condition, Liquidity and Capital Resources

At September 30, 2010, Santa Teresa Minerals’ principal sources of liquidity included cash of $129,211 compared to $62,404 at December 31, 2009.  In addition, per the Stock Purchase Agreement dated December 7, 2010, in anticipation of the Santa Teresa Acquisition, the Company sold 21,500,000 shares of stock at a purchase price of $.05 per share.  The majority of these funds will be used to provide working capital to Santa Teresa Minerals.

On our existing property in production, the Company plans to expand the alluvial gold operations at an estimated cost of $1.97 million within the next eight months, by increasing the existing equipment inventory and expanding the company’s alluvial processing plant.

On our Casuto Wash Project properties, we intend to conduct further geological assessment studies of the area in order to identify the old river channels and then to plan a campaign of boring and sampling in areas of greater interest, at a cost of approximately $1.0 million within the next 12 months.

With Sulfatos Chile, we intend to construct a copper sulfate production facility, at an estimated cost of $6.2 million, that extracts copper sulfate from raw material extracted from the Anico Copper Mine or purchased in bulk.  Planning and permits for the facility were commenced on December 15, 2010 and we expect that construction will begin by January 31, 2011.

We also plan to install a copper refining operation using our proprietary electro-mining process, at a cost of approximately $2 million, by June 30, 2011.  We anticipate the project will begin with 5,000 metric tons of raw material processing per month and will not require an environmental impact study.

During the next twelve months, the Company plans to satisfy its cash requirements by additional equity financing and contributions from its current principal shareholders. Certain of the Company’s principal shareholders have invested $1.1 million, most of which has been earmarked to expand our current mining operations and extraction technologies and have orally committed to invest up to an additional $6 million to expand the gold and copper sulfate mining operations discussed above.  The Company intends to undertake private placements of its Common Stock in order to raise future development and operating capital. The Company depends upon capital to be derived from contributions from its principal shareholders and future financing activities such as subsequent offerings of its stock. There can be no assurance that the Company will be successful in raising the capital it requires through the sale of its Common Stock.

The Company contemplates additional product research and development to build its electro-mining facility, as well as additional exploration and development costs on the Santa Teresa Minerals Projects. The Company anticipates an increase in labor force to explore and develop its properties which will be sought from outside contract labor.

Off-Balance Sheet Arrangements

As of September 30, 2010, Santa Teresa Minerals did not have any off-balance sheet debt nor did it have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that have or are reasonably likely to have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses material to investors.

Critical Accounting Estimates and Policies

The discussion and analysis of our financial condition and plan of operations is based upon our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates including, among others, those affecting revenue, the allowance for doubtful accounts, the salability of inventory and the useful lives of tangible and intangible assets. The discussion below is intended as a brief discussion of some of the judgments and uncertainties that can impact the application of these policies and the specific dollar amounts reported on our financial statements. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, or if management made different judgments or utilized different estimates. Many of our estimates or judgments are based on anticipated future events or performance, and as such are forward-looking in nature, and are subject to many risks and uncertainties, including those discussed elsewhere in this Current Report on Form 8-K. We do not undertake any obligation to update or revise this discussion to reflect any future events or circumstances.

We have identified below some of our accounting policies that we consider critical to our business operations and the understanding of our results of operations. This is not a complete list of all of our accounting policies, and there may be other accounting policies that are significant to us. For a detailed discussion on the application of these and our other accounting policies, see Note 1 to the financial statements, included in this Current Report on Form 8-K.

Cash Equivalents

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Stock Based Compensation

Shares of the Company’s Common Stock may be issued for services. These issuances are valued at the fair market value of the services provided and the number of shares issued is determined based upon what the price of the Common Stock is on the date of each respective transaction.

Estimates

The presentation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Proven and Probable Reserves

The definition of proven and probable reserves is set forth in SEC Industry Guide 7.  Proven reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.  Probable reserves are reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.  In addition, reserves cannot be considered proven and probable until they are supported by a feasibility study, indicating that the reserves have had the requisite geologic, technical and economic work performed and are economically and legally extractable at the time of the reserve determination.

Mineral Acquisition Costs

The costs of acquiring land and mineral rights are considered tangible assets.  Significant acquisition payments are capitalized.  General, administrative and holding costs to maintain an exploration property are expensed as incurred.  If a mineable ore body is discovered, such costs are amortized when production begins using the units-of-production method.  If no mineable ore body is discovered or such rights are otherwise determined to have diminished value, such costs are expensed in the period in which the determination is made.

Exploration Costs

Exploration costs are charged to expense as incurred.  Costs to identify new mineral resources, to evaluate potential resources, and to convert mineral resources into proven and probable reserves are considered exploration costs.

Design, Construction, and Development Costs

Certain costs to design and construct mine and processing facilities may be incurred prior to establishing proven and probable reserves.  Under these circumstances, we classify the project as an exploration stage project and expense substantially all costs, including design, engineering, construction, and installation of equipment.  Certain types of equipment, which have alternative uses or significant salvage value, may be capitalized.  If a project is determined to contain proven and probable reserves, costs incurred in anticipation of production can be capitalized.  Such costs include development drilling to further delineate the ore body, removing overburden during the pre-production phase, building access ways, constructing facilities, and installing equipment.  Interest costs, if any, incurred during the development phase, would be capitalized until the assets are ready for their intended use.  The cost of start-up activities and on-going costs to maintain production are expensed as incurred.  Costs of abandoned projects are charged to operations upon abandonment.

If a project commences commercial production, amortization and depletion of capitalized costs is computed on a unit-of–production basis over the expected reserves of the project based on estimated recoverable gold equivalent ounces.

Advertising Costs

Advertising costs are expensed as incurred. There were no advertising expenses for the period ended September 30, 2010.

Income Taxes

Accounting Standards Codification Topic No. 740 “Income Taxes” (ASC 740) requires the asset and liability method of accounting be used for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings (Loss) Per Share

Per Accounting Standards Codification Topic 260 “Earnings Per Share” (ASC 260), basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Segment Reporting

Based on the Company’s integration and management strategies, the Company currently operates in a single business segment.  For the period ended September 30, 2010, the Company had no revenue.

Properties

We have an administrative office in San Diego, California, which our Director and Chief Executive Officer, Trisha Malone, provides to us at no charge, since prior to the Santa Teresa Acquisition, and which we anticipate using after the Santa Teresa Acquisition.  Santa Teresa Minerals has offices in Santiago Chile that are leased by its CEO, Juan Carlos Camus Villegas, and provided to us without charge.

With the consummation of the Santa Teresa Acquisition, we also now own, through Santa Teresa Minerals as our wholly owned subsidiary, mining rights in the Santa Teresa Minerals Projects:  Free Gold Company, Casuto Wash Project, Los Azules, Tauro Cinco, Tauro Seis, Los Chipi and Sulfatos Chile, as described under "Business".  The maps below show the locations of these properties. These properties are described in further detail below.

Operating Mine Property

Free Gold Company

The Free Gold Project operates a producing alluvial gold mine in the Marga –Marga wash area of Quilpue, Chile.

History

The Marga-Marga wash has a history of artisanal alluvial mining since 1542.  The area’s historical gold production was the subject of Benjamin Vicuña Mackenna’s book, “The Golden Age of Chile” which discusses the Marga-Marga area in the second chapter “The Gold in Chile at the Time of Don Pedro de Valdivia” and highlights the discovery of gold mines in Marga-Marga and its “prodigious wealth”.  The wash is also mentioned in the fifth Chilean Geological Congress in Santiago, 8-12 August 1988, led by the Department of Geology and Geophysics, University of Chile (Volume 1, pgs. 489-502) which in summary translation states:

"Gold-bearing placers of the Marga-Marga stream in the Valparaíso region have always developed in a stretch of water 8 to 10 km. upstream from the aforementioned stream (measured from the merging of the Quilpué stream to the East, and the Viña stream to the West).  Practically uninterrupted exploitation of the wash has occurred from the time of the Spaniards in 1542, or around 450 years.  The news of the remains of a fossil flora gold producing treasure-trove found in the area of Quilpué, motivated the authors to obtain geological information in relation as to the origin of gold present in the stream."

The project is currently operating at an average of 2,500 metric tons of material per month.  Production is being increased to a target of 5,000 metric tons of material per month, and additional increases in production costs are expected in the coming months.

Map of Marga-Marga Wash, Quilpue, Chile

The mine is open-pit and consists of 765 hectares on eight claims owned by Free Gold, designated Los Esteros 1 through 5 and Tauro 1-3 in Region V, Quilpue, Chile.  Quilpue is serviced by two ports in Valparaiso, a distance of approximately 53 kilometers away via established highways and roads.  The property is accessible by access roads from Quilpue to the Marga-Marga creek.

There are three trucks, an alluvial plant, a bulldozer and an excavator on site.  Well water and electric power are available and in place.

Exploration Properties

Casuto Project

The Casuto Project is comprised of 6,200 hectares, located 20 kilometers to the north of the city of Los Vilos, IV Region, Province of Choapa, Chile, and its central coordinates are N 6.483.000 and E 268.000 at an average height of 50 meters above sea level.  Santa Teresa Minerals owns 100% of 16 of the 25 claims in the project, covering a total surface of 4,700 hectares, 70% of two claims covering 200 hectares, and 55.125%  of 7 claims, covering 700 hectares.  The claims are designated Chipi 1-16, Tauro 1-6 and Los Azules 1-3.

Access to the project is via access roads off the Pan American highway (Route 5 North) which passes 15 kilometers west of the Casuto Wash area.  Well water resources are available on the property and power can be brought from existing power lines about four kilometers away.  The area is serviced by two ports; the privately owned Port of Punta Chungo, in the City of Los Vilos, which is the closest, and the privately owned Port of Coquimbo, located about 200 kilometers away in Coquimbo.  The area is served by La Florida Airport in Coquimbo.  Communication with the area is by cellular telephone only.

Map showing location of Casuto Project

History

The history of the gold deposit dates back to the 1880s, when it was exploited by artisanal miners utilizing shafts, test pits and underground labor, built specifically to recognize the circa, where the most alluvial gold is concentrated.  Numerous historical studies have been conducted over the past two centuries, indicating that the site may have significant resources of alluvial material.

Current Study

Santa Teresa Minerals commissioned a geological study by Consultores Geologicos Asociados on the property in February 2010.  The study, published in May 2010, concluded that a further geological assessment study was warranted.  Specifically, the study recommended a paleo geographic study of the area in order to identify the old river channels and then to plan a campaign of boring and sampling in areas of greater interest.

The study was designed to define the form, occurrence and spatial distribution of gold mineralization on the properties, in order to determine the potential utility of economic resources and to propose evaluation studies and detail studies in areas of interest.

The study was developed in three phases: 1) background information and work planning, geological field studies; geological mapping and sampling of the alluvial terraces and locations in old extraction shafts; 2) district geological mapping at a scale of 1:10,000, based on a geo-referenced satellite generated image with spectral analysis for the determination of alteration, lithology and structures; and 3) processing and interpretation of all geological information.

The author preparing the study collected due diligence samples in February 2010 and by guidelines, to ensure chain the custody, the samples were in his possession at all times.

The study concluded that there were several old gold bearing washes in the area, the latter of which were mainly associated with vein structures. The mineralization of alluvial gold was deposited in glacial river terraces, through several erosive events and near old river channels, with the highest concentration of gold found on the circa, the area of contact with the bedrock, and possibly caused by erosion of gold structures and zones of stockwork type mineralization, located on the intrusive underlying bedrock.

The study found that mineralization recognized on samplings corresponds mainly to thick gold with particle sizes over 150 mesh.  Historical information indicates that some sectors may contain larger particles and gold bearing nuggets.  A sampling of bedrock yielded values of 5 grams per metric ton of gold, indicating significant gold resources in the opinion of the author of the report.

Samples were collected at five points in the area of the wash where significant historical exploitation took place.  The samples were collected and washed, each representing 1 cubic meter of material.  Results indicate gold content between 0.5 and 0.6 grams per cubic meter.  The samples were sent to La Serene CIMM laboratories and analyzed as gold concentrate.

When the location of a potential sample was reached, the following protocol was followed:

1. Plastic sample bags were labeled with indelible ink.
2. A field sample tag with the same number as written on the outside of the bag put into the plastic sample bag with the sample.
3. The sample collected and the sample bag closed and sealed with a single use cable tie.
4. The author carried the sample to camp and remained in the author’s possession until submitted to La Serene CIMM Laboratories.

All QA/QC protocols are defined by the Canadian Instrument 43-101 which the company has adopted and adheres to the same guidelines regarding its sample acquisition procedures.

The property is without known reserves and the proposed program is exploratory in nature.  Current costs to date are recorded at $5,298.  On our Casuto Project properties, we intend to conduct further geological assessment studies of the area in order to identify the old river channels and then to plan a campaign of boring and sampling in areas of greater interest, at a cost of approximately $1.0 million within the next 12 months.

Other Exploration Projects

Survey results are not yet available with respect to Los Azules, Tauro Cinco, Tauro Seis and Los Chipi.

Sulfatos Chile

Santa Teresa Minerals owns 60% of Sulfatos Chile S.A., which owns the Anico Copper Mine, and mining claims to Anico 1/5, and plans to extract copper sulfate and to construct and operate a copper sulfate production facility at the Anico Copper Mine.  Copper sulfate is a byproduct of copper mining that is used in industrial processes, livestock feed and aerospace industries.  Since 2010, copper sulfate has sold anywhere from $3/kg to $40/kg depending on the quality and intended use of the mineral.  The Company’s historical cost to produce copper sulfate is estimated to be approximately $1.09/kg.

Map Showing Location of Anico Copper Mine

The Anico Copper Mine is located in the la Cuarta region, 22 kilometers northeast of the community of Illapel in the fourth region of the Choapa Province.  Illapel is located on a plain along the side of the Illapel river, 37.2 miles northeast from Los Vilos and 158.4 miles south from Ovalle.   The Anico Copper Mine is located at latitude North 31 degrees, 25 minutes, 6953 seconds, longitude East, 71 degrees, 10 minutes, 588 seconds, with UTM coordinates of 6.521.208 meters North, 293.319 meters east.  The Anico Copper Mine is approximately 22 km by conventional roadways, from Illapel, on the road leading to Combarbalá, past the Auco sector, following the road that leads to Cocou, then to Culen Creek, where Anico Copper Mine is  located.

History

Registered in 1999 as Anico 1/5, the property consists of 25 hectares, which was contributed to Sulfatos Chile S.A. by Minera Anica Ltda.  The property has been exploited since 2008, extracting approximately 400 tons of raw material per month with an average copper grade of approximately 3% per cubic ton.  Prior to Sulfatos Chile’ acquisition of the property in September of 2010, sales of the raw material had been made to refineries of the Empresa Nacional de Mineria (ENAMI), Chile’s state owned minerals company, approximately 20 kilometers away.

Current Study

The last geological study on the mine was made in April 2008.  During the study, mineral samples were extracted using the random stratified sampling method from existing extraction piles, using material extracted from two vein trenches.  Two samplings of 12 kilograms each were analyzed by the Nueva Pudahel chemical laboratory, and results of 1.26% and 1.27% copper, respectively, were recorded.

During the study, when the location of a potential sample was reached, the following protocol was followed:

1. Plastic sample bags were labeled with indelible ink.

2. A field sample tag with the same number as written on the outside of the bag put into the plastic sample bag with the sample.

3. The sample collected and the sample bag closed and sealed with a single use cable tie.

4. The author carried the sample to camp and it remained in the author’s possession until submitted to Nueva Pudahel Chemical Laboratory.

All QA/QC protocols are defined by the Canadian Instrument 43-101 which the company has adopted and adheres to the same guidelines regarding its sample acquisition procedures.

The property is without known reserves and the proposed program is exploratory in nature.  Current costs to date are recorded at $122,488.

With Sulfatos Chile, we intend to construct a copper sulfate production facility, at a cost of approximately $6.2 million, that extracts copper sulfate from raw material extracted from the Anico Copper Mine or purchased in bulk.  The permits for this facility have been received and we anticipate that the construction will begin by January 31, 2011.   We also plan to install a copper refining operation using our proprietary electro-mining process, at a cost of approximately $2 million by June 30, 2011.  We anticipate the project will begin with 5,000 metric tons of raw material processing per month and will not require an environmental impact study.

Fast Cooper, S.A.

Santa Teresa Minerals owns 60% of Fast Cooper, S.A., a company whose plan of operations is to develop and exploit patented and patent-pending technology that it owns to extract copper, silver and gold from raw mining materials using a proprietary process of electrolysis, which eliminates the use of solvents, and is believed by management to be more environmentally friendly, faster and less expensive than current metals refining processes.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2010 (after the Santa Teresa Acquisition) for: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (ii) each of our named executive officers and directors; and (iii) all of our current named executive officers and directors as a group.

Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable.  An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership
Name(1)	Number of Shares		Percent of Class (2)
Trisha Malone	903,466	(3)	1.8%
Bethany Tebbe	0		( *)
All officers and directors as a group (two persons)	903,466		1.8%

Juan Carlos Camus Villegas (4)(5)	20,434,561		40.8%
Thomas Ronk (4)	7,500,000		15.0%
Zirk Engelbrecht (4)	8,304,578	(6)	16.6%
Angelique de Maison (4)	7,072,317	(7)	14.1%

(1)	The address for each of the above noted individuals is c/o USD Energy Corp., 9880 N. Magnolia Ave., #176, Santee, CA, USA 92071.

(2)	The percentage ownership reflected in the table is based on 50,067,767 shares of Common Stock outstanding as of December 31, 2010.

(3)	Includes 303,466 shares owned by The Whole Nine Yards Inc., of which Ms. Malone is an officer, director and shareholder.

(4)
In connection with the Exchange Agreement, the Santa Teresa Shareholders and Thomas Ronk, the Izak Zirk Engelbrecht Living Trust, Angelique de Maison and Kensington & Royce, Ltd. (the “Stock Purchase Agreement Shareholders”) entered into a Shareholders Rights Agreement, effective upon closing of the transactions contemplated by the Exchange Agreement, which grants the Santa Teresa Shareholders “drag along rights” to require the Stock Purchase Agreement Shareholders to participate, on the same terms and conditions, in any change of control involving a sale of the Common Stock by the Santa Teresa Shareholders, and the Stock Purchase Agreement Shareholders “tag along rights” to participate, on the same terms and conditions, in any change of control involving a sale of the Common Stock by the Santa Teresa Shareholders, except such a sale to any affiliates of the selling shareholder. Because of the Shareholders Rights Agreement, the Santa Teresa Shareholders and the Stock Purchase Agreement Shareholders may be deemed to be a “group.”

(5)
In connection with the Santa Teresa Acquisition, Mr. Villegas was issued a Convertible Promissory Note, which is convertible into Common Stock at a rate of $.01 per share, subject to the limitation that no conversion may be made in the event such conversion would result in the Santa Teresa Shareholders, and their affiliates owning, in the aggregate, more than 51% of the Common Stock.  As of the date hereof, the Santa Teresa Shareholders and their affiliates beneficially own 25,500,000 shares of Common Stock, or approximately 50.9% of the outstanding Common Stock, and therefore, the Villegas Note is convertible into 34,561 shares as of the date hereof.

(6)
Includes (a) 7,500,000 shares held by the Izak Zirk Engelbrecht Living Trust, of which Mr. Engelbrecht serves as a trustee, (b) 163,467 shares held by Suprafin, Ltd., of which Mr. Engelbrecht is the Chief Executive Officer, sole director and sole shareholder, pursuant to the partial conversion of the Convertible Note, dated February 7, 2009 (the “Suprafin Note”), and (c) 641,111 shares issuable upon conversion of the amount of principal and interest outstanding under the Suprafin Note as of December 31, 2010.

(7)	Includes (a) 4,068,850 shares held by Angelique de Maison, (b) 3,003,467 shares held by Kensington & Royce, Ltd., of which Angelique de Maison is the sole officer and director.

Directors and Executive Officers

Name	Age	Position
Trisha Malone	35	Chief Executive Officer, Chief Financial Officer, Director
Bethany Tebbe	32	Chief Operating Officer

Trisha Malone – Chief Executive Officer, Chief Financial Officer and Director – Ms. Malone has been the Chief Executive Officer and Chief Financial Officer of the Company since inception.   From 2000 to 2006, Ms. Malone served as Corporate Controller for Xsilogy, Inc., a leading wireless sensor network company, and as the division controller after Xsilogy’s acquisition by SYS Technologies, Inc., an AMEX traded government contractor.  From 2006 to 2008, Ms. Malone was the Corporate Controller for Satellite Security Corporation, now known as Mobicom Corporation, a developer of satellite tracking systems.  Since 2008, Ms. Malone has been self employed as an independent accounting consultant and is presently consulting as Corporate Controller for several private companies.   From 2007 to 2009, Ms. Malone served as the Corporate Controller for Lenco Mobile Inc., which operates in the high growth mobile marketing and Internet sectors, and served as Corporate Secretary for the company until June 2010.  Since earlier this year, Ms. Malone also serves as Chief Financial Officer and a Director of Kensington Leasing, Ltd., an over the Counter Bulletin Board traded company that operates in the technology services industry.    Ms. Malone has a degree in Business Administration from Grossmont College.  She has also pursued extended studies in corporate law, benefits administration, and human resources.  Ms. Malone’s experience in corporate governance, securities regulation and financial controls requirements, financial management, and accounting, led to the conclusion that she should serve as a Director for the Company.

Bethany Tebbe.  Bethany Tebbe has been Chief Operating Officer of the Company since October 31, 2008.  Since December 2007, she has been self-employed as an accounting consultant.  From December 2004 through November 2007, she served as Business Manager for Paramount Fire, a fire prevention sprinkler company.  From December 2002 through December 2004, she was a self-employed accounting consultant.

Ms. Malone and Ms. Tebbe are sisters.

Significant Employees

Juan Carlos Camus Villegas.  Mr. Villegas, age 63, is the current Chief Executive Officer and founder of Santa Teresa Minerals.  Mr. Villegas attended College of the Marist Brothers in Santiago, Chile and went on to study commercial engineering at the University of Chile, Santiago.  After graduating, he worked in his family’s property and construction business before going on to his own commercial building projects and food distribution business.  Mr. Villegas formed his own scrap metal company in 1980.  He has nearly 40 years experience in the scrap metal industry, controlling a significant amount of the scrap metal industry in Chile and has operations in several South American countries.

Executive Compensation

See the section entitled “Executive Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Since inception, the Company has not paid any compensation or made any equity awards to its executive officers or directors, other than the reimbursement of actual and ordinary out-of-pocket expenditures.

Director Independence

Our Common Stock is traded on the Over the Counter Bulletin Board, which does not maintain any standards regarding the independence of the directors on our Board of Directors.  In absence of such requirements, we have elected to use the definition for “director independence” under the Nasdaq Stock Market listing standards.  Under such standards, Ms. Malone, our sole director, does not qualify, as an “independent director.”

Certain Relationships and Related Transactions

On June 27, 2008, 600,000 (post split) shares of Common Stock were issued to Trisha Malone, the Company’s Chief Executive Officer, Chief Financial Officer and sole director, at a price per share of $.001, in exchange for Ms. Malone’s payment of certain start-up costs and expenses.

During the period ended December 31, 2008, Ms. Malone paid $5,000 on the Company’s behalf for legal fees.  This was recorded as an interest free loan due to a related party. The loan is due to Ms. Malone upon receipt of funds from a stock offering or other fundraising.  The balance due on this loan at September 30, 2010 is $5,000.

On February 7, 2009, the Company issued a Convertible Note (the “Suprafin Note”) to Suprafin, Ltd. (“Suprafin”) in exchange for Suprafin’s agreement to lend the Company up to $25,000 for operating expenses.  The Suprafin Note bears an interest rate of 10.0% per annum and initially provided for payment in full on February 7, 2010.  Unpaid principal and interest under the Suprafin Note were convertible at any time at the holder’s option into shares of the Company’s Common Stock at the market closing price on the day prior to conversion.  On February 5, 2010, the Suprafin Note was amended to extend the maturity date to February 7, 2011, to increase the amount the Company may borrow to up to $50,000, and to set the conversion price at $.0225 per share.  On July 27, 2010, Suprafin elected to convert the  $45,312 of then outstanding principal and interest under the Suprafin Note into 2,013,867 shares of the Company’s Common Stock. The total principal due under this note at December 31, 2010 was $14,150 plus $275 in accrued interest.

Ms. Malone is the Corporate Secretary of Suprafin, Ltd.  Ms. Malone has no direct financial interest in the shares owned by Suprafin, Ltd.

Thomas Ronk, who, immediately prior to the transactions that took place on December 31, 2010, beneficially owned 27% of our Common Stock, is the brother-in-law of Juan Carlos Camus Villegas.  Mr. Ronk did not own any shares of our Common Stock at the time the Company entered into the Stock Purchase Agreement.

Legal Proceedings

We are not a party to any material pending legal proceedings.

Market Price of and Dividends on Common Stock

Our Common Stock trades on the Over the Counter Bulletin Board under the symbol “UEGY” since May 3, 2010.  The market represented by the Over the Counter Bulletin Board is limited and the price for our Common Stock quoted on the Over the Counter Bulletin Board is not necessarily a reliable indication of the value of our Common Stock.  The following table sets forth the high and low bid prices for shares of our Common Stock for the periods noted, as reported on the Over the Counter Bulletin Board since our Common Stock began trading.  Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  As of December 31, 2010, the closing-sale price for our Common Stock was $11.00 per share.

	Common Stock
	High	Low
2010:
Fourth Quarter	$11.00	$2.00
Third Quarter	$3.25	$0.30
Second Quarter (May 3 –June 30)	$1.05	$0.15

Holders

As of December 31, 2010, there were 50,067,767 shares of Common Stock outstanding held by approximately 36 holders of record.

Dividends

Our Board of Directors has not declared a dividend on our Common Stock since inception and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow our business.

Equity Compensation Plans

We have no equity compensation plans.

Recent Sales of Unregistered Securities

See the section entitled “Unregistered Sales of Securities” in our Annual Report on Form 10-K for the year ended December 31, 2009.

On July 27, 2010, Suprafin elected to convert the  $45,312 of then outstanding principal and interest under the Supratin Note, described in greater detail above under “Certain Relationships and Related Transactions,” into 2,013,867 shares of the Company’s Common Stock.

Pursuant to the Stock Purchase Agreement, dated December 7, 2010, we issued to Thomas Ronk, Angelique de Maison, the Izak Zirk Engelbrecht Living Trust and Kensington & Royce, Ltd. (collectively, the “Stock Purchase Agreement Shareholders”) an aggregate of 21,500,000 shares of Common Stock at a purchase price of $.05 per share Common Stock.

Pursuant to the Exchange Agreement, on December 31, 2010, we issued to the Santa Teresa Shareholders an aggregate of 25,500,000 shares of Common Stock, valued at $.05per share.

All of the foregoing securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.  No general solicitation or advertising was used in connection with the sale of the shares, and the Company has imposed appropriate limitations on resales.  There was no underwriter involved.

Description of the Company’s Securities

See the section entitled “Item 11. Description of Securities to be Registered” in our Registration Statement on Form 10 filed on January 14, 2009, as amended on February 17, 2009, April 3, 2009, and September 8, 2009, for a description of the Common Stock.

Indemnification of Directors and Officers

Nevada Revised Statutes (NRS) Section 78.7502 provides that the Company may indemnify any person against reasonable expenses incurred in the defense of any claim, issue, or matter to which such person was a party because he or she is or was a director, officer, employee or agent of the corporation, including actions by or in the right of the corporation, so long as such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.  If the action is in the right of the corporation however, indemnification may not be made for any claim, issue or matter to which person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation is required to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

NRS Section 78.751 provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the statute:

(a)           Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection (b), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)           Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

Not applicable.

Financial Statements and Supplementary Data

See our financial statements and supplementary financial information contained in our Annual Report on Form 10-K for year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, and the financial statements of Santa Teresa Minerals, including pro forma financial statements, included with this Report as Exhibits 99.1 and 99.2.

ITEM 2.03                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Pursuant to the Exchange Agreement, on December 31, 2010, the Company issued to Mr. Villegas a Convertible Promissory Note in the amount of $1,087,000.  The terms of the Convertible Promissory Note were discussed in greater detail in the Company’s Current Report on Form 8-K filed on December 13, 2010, and the Convertible Promissory Note is included with this Report as Exhibit 4.1.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 2.01 of this Report, which is incorporated herein by reference. Pursuant to the Exchange Agreement, on December 31, 2010, the Company issued to the Santa Teresa Shareholders an aggregate of 25,500,000 shares of Common Stock.

Pursuant to the Stock Purchase Agreement, dated December 7, 2010, the Company issued at a purchase price of $.05 per share to Thomas Ronk, Angelique de Maison, the Izak Zirk Engelbrecht Living Trust and Kensington & Royce, Ltd. (collectively, the “Stock Purchase Agreement Shareholders”) an aggregate of 10,750,000 shares of Common Stock on December 7, 2010 and 10,750,000 shares of Common Stock on December 31, 2010.  The purchase price for the shares of Common Stock purchased under the Stock Purchase Agreement was paid pursuant to the cash payment of $600,000 and the cancellation of the $500,000 advance made by the Stock Purchase Agreement Shareholders to the Company on December 21, 2010.  The terms of the Stock Purchase Agreement were described in greater detail in the Company’s Current Report on Form 8-K filed on December 13, 2010, and the terms of the advance made by the Stock Purchase Agreement Shareholders were described in greater detail in that certain Current Report on Form 8-K filed on December 28, 2010.

All of the foregoing securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.  No general solicitation or advertising was used in connection with the sale of the shares, and the Company has imposed appropriate limitations on resales.  There was no underwriter involved.

ITEM 5.01                      CHANGES IN CONTROL OF REGISTRANT.

Reference is made to the information provided under item 2.01 and item 2.03 of this Report, which is incorporated herein by this reference.  As a result of the issuance of shares of Common Stock pursuant to the Exchange Agreement, the Santa Teresa Shareholders collectively beneficially own 50.9% of the Company’s outstanding Common Stock, and the Stock Purchase Agreement Shareholders collectively beneficially own 45.7% of the Company’s outstanding Common Stock.  The Stock Purchase Agreement Shareholders purchased the shares of Common Stock pursuant to the Stock Purchase Agreement with personal funds.  The Santa Teresa Shareholders and the Stock Purchase Agreement Shareholders are also parties to that certain Shareholders Rights Agreement, the terms of which were described in greater detail in the Company’s Current Report on Form 8-K filed on December 13, 2010.

ITEM 5.06                      CHANGE IN SHELL COMPANY STATUS

Reference is made to the information provided under item 2.01 of this Report, which is incorporated herein by this reference.  As a result of the Santa Teresa Acquisition, we are no longer a shell company as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired.

Filed as Exhibit 99.1 to this Current Report on Form 8-K are the audited financial statements of Santa Teresa Minerals for the eleven months ended November 30, 2010 and the years ended December 31, 2009 and December 31, 2008.

(b)           Pro Forma Financial Information.

Filed as Exhibit 99.2 to this Current Report on Form 8-K are the unaudited pro forma consolidated financial statements of the Company and Santa Teresa Minerals for the year ended December 31, 2009 and for the nine months ended September 30, 2010.

(d)           Exhibits

Exhibit	Description
2.1
Exchange Agreement, dated December 7, 2010, by and among USD Energy Corp., Santa Teresa Minerals, S.A., Juan Carlos Camus Villegas, Don Felipe Igancio Jimenez Gonzalez, Carolina Constanza Camus Gonzalez, Angelica Soledad Camus Gonzalez and Angelica Elisa Gonzalez Gonzalez. Incorporated by reference to Current Report on Form 8-K filed on December 13, 2010.

3.1	Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to Registration Statement on Form 10 filed on January 14, 2009.
3.4	Bylaws. Incorporated by reference to Exhibit 3.4 to Registration Statement on Form 10 filed on January 14, 2009.
4.1	Convertible Promissory Note, dated December 31, 2010 issued by USD Energy Corp. to Juan Carlos Camus Villegas. *
10.1
Stock Purchase Agreement, dated December 7, 2010, by and among USD Energy Corp., Thomas Ronk, Angelique de Maison, Zirk Engelbrecht, and Kensington & Royce, Ltd. Incorporated by reference to Current Report on Form 8-K filed on December 13, 2010.

21.1	Subsidiaries.*

23.1	Consent of Integral Service.*
99.1	Audited financial statements of Santa Teresa Minerals for the year ended December 31, 2008 and December 31, 2009 eleven months ended November 30, 2010.*
99.2
Unaudited pro forma consolidated financial statements of USD Energy Corp. and Santa Teresa Minerals as for the year ended December 31, 2009 and December 31, 2008, and for the nine months ended September, 2010.*

*Filed with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD ENERGY CORP.

Date: January 7, 2010	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer